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                                    EXHIBIT A

                  INVESTMENT AND REGISTRATION RIGHTS AGREEMENT

         INVESTMENT AND REGISTRATION RIGHTS AGREEMENT made as of the 5th day of December 1997, by and between CONTINUCARE CORPORATION, a Florida corporation (the "Company" or "Continucare"), and STRATEGIC INVESTMENT PARTNERS, LTD., a Cayman Islands corporation (the "Investor"). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in Section 6 hereof.


                                   WITNESSETH

         WHEREAS, the Investor desires to purchase, and Continucare desires to sell, the Common Stock in the amounts and on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:


SECTION 1 1.      PURCHASE OF STOCK

         1.1 Description of Securities. Continucare has authorized the issuance, sale and delivery to the Investor on the Closing Date of an aggregate of 2,250,000 shares (the "Securities") of its authorized but unissued common stock, par value $.0001 per share (the "Common Stock"), for an aggregate purchase price of $11,250,000.

         1.2 Use of Proceeds.  The proceeds of the purchase price for the Common
Stock  shall  be  used  to  finance  the  working   capital   needs,   including
acquisitions, of Continucare.

         1.3 Closing. The closing (the "Closing") of the sale and purchase of the Securities shall take place on the date hereof or such other date, time and place as shall be mutually agreed upon by Continucare and the Investor (the "Closing Date"). At the Closing, Continucare shall instruct its transfer agent to deliver to the Investor a share certificate for the Securities (with the appropriate restricted stock legend) against payment of the full purchase price therefor by Investor to Continucare by wire transfer to an account designated by Continucare.


SECTION 2 2.      REPRESENTATIONS, WARRANTIES AND
                  COVENANTS OF THE COMPANY

         In order to induce the Investor to enter into this Agreement, the Company represents and warrants to the Investor the following as of the Closing Date.

         2.1 Organization and Corporate Power. The Company is a corporation duly organized and validly existing under the laws of the State of Florida. Continucare has all required corporate power and authority to own its property and to carry on its businesses as presently conducted. The Company has all required corporate power and authority to enter into and perform this Agreement, and to carry out the transactions contemplated hereby, including, without limitation, the issuance of the Securities.

         2.2 Authorization and Non-Contravention. This Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy laws and general principles of equity. The execution, delivery and performance of this Agreement and the issuance of the Securities, have been duly authorized by all necessary corporate action of the Company. The execution, delivery and performance of this Agreement and the consummation of the

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transactions  contemplated  hereby  will not (i)  violate or  conflict  with the
Company's charter or bylaws, (ii) conflict with or constitute a breach of any material agreement to which the Company or any of its subsidiaries are a party, except where such breach would not have a Material Adverse Effect, or (iii) violate any applicable law, rule, regulation, judgment, order, writ or decree to which the Company is subject, except for such violations that would not have a Material Adverse Effect.

         2.3 Capitalization. As of the Closing, and prior to giving effect to the transactions contemplated hereby, the authorized and issued capital stock of the Company is as set forth in Schedule 2.3 attached hereto.

         2.4 Reports and Financial Statements. The historical financial statements included in the Incorporated Documents present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified were prepared in conformity with GAAP applied on a consistent basis throughout the periods presented except as disclosed therein. Since the date of the most recent financial statements included in the Incorporated Documents, there has been no Material Adverse Change.

         2.5 Board Appointment. Effective immediately subsequent to the Closing, the Company shall increase the size of its Board to seven members and fill the vacancy created by such increase by appointing Robert Soros to the Board. It is the intention of the Company (subject to applicable fiduciary obligations) that Robert Soros, or his designee, be a director of the Company as long as the Investor hold 10% or more of the outstanding Common Stock of the Company.

         2.6 Incorporated Documents. The Incorporated Documents comply in all material respects with the requirements of the Exchange Act and do not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         2.7 FIRPTA Matters. Neither the Company nor any subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

         2.8 Insurance. The Company has in full force and effect medical malpractice insurance in the amounts set forth on Schedule 2.8.


SECTION 3 3.      REGISTRATION RIGHTS

         3.1 Shelf Registration. Subject to the limitations set forth in this Agreement, and upon the written request of the Investor delivered to the Company, the Company will file a registration statement (the "Shelf Registration Statement") covering the number of shares of Securities set forth in the written request of the Investor and thereafter shall use its reasonable efforts to (i) cause the Shelf Registration Statement to be declared effective as soon as practicable following such filing, and (ii) maintain such effectiveness (the "Registration Period") until the earlier of (x) the time at which the Investor is no longer subject to the volume limitations under Rule 144 of the Securities Act, (y) such time as all Securities have been sold, or (z) the Securities cease to be Registrable Securities. Notwithstanding the foregoing, (a) such request by the Investor cannot be made until April 30, 1998, (b) the Company may delay filing the registration statement if it determines in good faith that such registration might interfere with or affect negotiation or completion of a transactions that is being contemplated by the Company (whether or not a final decision has been made to undertake such a transaction) or would involve disclosure obligations that might not be in the best interest of the Company's shareholders, and (c) the Company shall have the right to prohibit the sale of the Securities pursuant to the Shelf Registration Statement, upon notice to the
Investor: (i) if in its good faith judgment, the Company would thereby be required to disclose information not otherwise then required by law to be publicly disclosed; and (ii) during the period starting with the date 10 days prior to the Company's estimate of the date of filing of, and ending on a date 90 days after the effective date of, a Company-initiated registration.





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         3.2  Registration  Procedures.  If  the  Company  is  required  by  the provisions of Section 3.1 to register the Securities, the Company will, as expeditiously as possible:

                  (a) prepare and file with the Commission a Shelf Registration Statement with respect to the Securities and use its best efforts to cause such Shelf Registration Statement to become and remain effective for a period of time required for the disposition of the Securities by the Investor;

                  (b) prepare and file with the Commission such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Securities covered by the Shelf Registration Statement until such time as all of such securities have been disposed of by the Investor;

                  (c) furnish the Investor such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Investor may reasonably request;

                  (d) use its reasonable efforts to register or qualify the Securities covered by the Shelf Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and Puerto Rico as the Investor shall reasonably request (provided, however, the Company shall not be obligated to qualify as a foreign corporation to do business under he laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process),and do such other reasonable acts and things as may be required of it to enable the Investor to consummate the disposition in such jurisdiction of the securities covered by the Shelf Registration Statement; and

                  (e) promptly notify in writing the Investor of the happening of any event, during the period of distribution, as a result of which the Shelf Registration Statement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (in which case, the Company shall promptly provide the Investor with revised or supplemental prospectuses and, if so requested by the Company in writing, the Investor shall promptly take action to cease making any offers of the Securities until receipt and distribution of such revised or supplemental prospectuses).

         3.3 Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company shall be paid by the Company' provided, however, that the Investor (and not the Company) shall be liable for (i) all fees, discounts and commissions to any underwriter, if any, and (ii) all fees and disbursements of legal counsel to the Investor, if any.

         3.4 Certain Limitations on Registration Rights. The Company's obligations under this Agreement are also expressly conditioned upon (i) the Investor furnishing to the Company in writing such information concerning the Investor and its controlling persons and the terms of the Investor's proposed offering of Securities as the Company shall reasonably request for inclusion in the Shelf Registration Statement; and (ii) there not having occurred a material breach by the Investor of any agreement, covenant, representation or warranty contained in this Agreement.

         3.5 Public Information. During the Registration Period, the Company shall make generally available to its securityholders the public information contemplated under Rule 144(c) under the Securities Act.


SECTION 4 4.      REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

         The Investor hereby represents with respect to the Investor's purchase of the Securities hereunder that:





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                  (a) The execution of this  Agreement has been duly  authorized by all necessary corporate action on the part of the Investor, has been duly executed and delivered, and constitutes a valid, binding and enforceable agreement of the Investor, except as such enforceability may be limited by bankruptcy laws and general principles of equity.

                  (b) The Investor is acquiring the Securities for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act, and the Investor has no present or presently contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the distribution thereof.

                  (c) The Investor understands that because the Securities have not been registered under the Securities Act, it cannot dispose of any or all of the Securities unless the relevant shares are subsequently registered under the Securities Act or exemptions from such registration are available. The Investor understands that each certificate representing the Securities will bear the following legend or one substantially similar thereto:

                  The securities represented by this certificate have not been registered under the Securities Act of 1933 (the "Act"). These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such securities under the Act or an opinion of counsel satisfactory to the Company is obtained to the effect that an exemption from such registration requirements is available.

                  (d) The Investor is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company.

                  (e) The Investor has been advised that the Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of the Investor contained in this Section 4.

                  (f) The Investor acknowledges receipt of the Incorporated Documents (and any other documents filed with the Commission previously requested by the Investor) and the Offering Memorandum.

                  (g) The Investor has been afforded the opportunity to ask questions of, and receive answers from, the Company and all of its executed officers and directors and to obtain any additional information, to the extent that the Company possesses such information or could have acquired it, necessary to verify the accuracy of the information contained in any documents delivered to the Investor concerning the Company and has in general had access to all information the Investor deemed material to an investment decision with respect to the acquisition of the Securities.

                  (h) The Investor is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.


SECTION 5 5.      INDEMNIFICATION.

         5.1 Survival of Representations and Warranties. All representations and warranties made by each party in this Agreement shall survive the Closing Date until the filing of the Company's Annual Report on Form 10-K for the twelve-month period ending June 30, 1998.

         5.2 Indemnification by the Company. The Company shall indemnify and defend and hold harmless the Investor against and with respect to any and all damages, claims, losses, penalties, liabilities, actions, fines,



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costs and expenses (including,  without limitation,  reasonable  attorney's fees and expenses) (all of the foregoing hereinafter collectively referred to as a "Loss"), with respect to the following items: (i) any misrepresentation or breach of warranty or covenant by the Company under this Agreement; or (ii) any untrue statement of a material fact contained in the registration statement referenced in Section 3 hereof, or the omission therefrom of a material fact necessary to make statements therein, in light of the circumstances under which they were made, not misleading (other than statements provided by the Investor).

         5.3 Indemnification by Investor. The Investor shall indemnify and defend and hold harmless the Company against any Losses with respect to any misrepresentation or breach of warranty or covenant by the Investor under this Agreement.


SECTION 6 6.      DEFINITIONS

         As used herein, the following terms shall have the following respective meanings:

                  Common Stock. "Common Stock" shall have the meaning ascribed to such term in Section 1.1 hereof.

                  Closing. "Closing" shall have the meaning ascribed to such term in Section 1.3 hereof.

                  Closing Date. "Closing Date" shall have the meaning ascribed to such term in Section 1.3 hereof.

                  Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  Company. "Company" shall have the meaning ascribed to such term in the preamble hereof.

                  Commission. "Commission" means the Securities and Exchange Commission.

                  Continucare. "Continucare" means Continucare Corporation, a Florida corporation.

                  Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  Excluded  Issuances.   "Excluded  Issuances"  shall  have  the
         meaning ascribed to such term in Section 2.9 hereof.

                  GAAP. "GAAP" means generally accepted accounting principles.

         Incorporated Documents. "Incorporated Documents" shall mean the Company's most recent Annual Report on Form 10-KSB filed with the Commission and each Form 10-QSB Quarterly Report and each Current Report on Form 8-K filed with the Commission since the end of the fiscal year to which such Annual Report relates, including any amendments thereto.

         Investor. "Investor" shall have the meaning ascribed to such term in the preamble hereof, together with any permitted assignees or transferees thereof pursuant to the terms hereof.

         Loss.  "Loss"  shall have the meaning  ascribed to such term in Section
5.2 hereof.

         Material Adverse Change or Material Adverse Effect. "Material Adverse Change" or "Material Adverse Effect" shall mean a material adverse effect on the business or financial condition of the Company and its subsidiaries, taken as a whole.

         Offering Memorandum. "Offering Memorandum" shall mean the certain Offering Memorandum, dated October 27, 1997, relating to the private placement of $46,000,000 of 8% Convertible Subordinated Notes due 2002.

         Registrable Securities. "Registrable Securities" means the Securities, provided, that, a Security shall cease to be a Registrable Security when (i) a registration statement with respect to such Security has been



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declared  effective under the Securities Act and such Security has been disposed of pursuant to the registration statement, (ii) such Security has been sold to the public pursuant to Rule 144 (or similar provision then in force) under the Securities Act, or (iii) such Security shall cease to be outstanding.

         Registration Period. "Registration Period" shall have the meaning ascribed to such term in Section 3.1 hereof.

         Securities. "Securities" shall have the meaning ascribed to such term in Section 1.3 hereof.

         Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

         Shelf Registration Statement. "Shelf Registration Statement" shall have the meaning ascribed to such term in Section 3 hereof.


SECTION 7 7.      GENERAL

         7.1 Amendments, Waivers and Consents. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Company and the Investor.

         7.2 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Florida, without giving effect to conflicts of laws principles thereof.

         7.3 Section Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.

         7.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

         7.5 Notices and Demands. Any notice or demand which is required or provided to be given under this Agreement shall be deemed to have been sufficiently given and received for all purposes when received and may be delivered by hand, telecopy, telex or other method of facsimile, certified or registered mail, postage and charges prepaid, return receipt requested, or by overnight delivery, in the case of the Investor, to Kaya Flamboyan, Willemstad, Curacao, N.A., Attention: President, and in the case of Continucare, to Continucare Corporation, 100 S.E. Second Street, 36th Floor, Miami, Florida 33131, Attention: President.

         7.6 Severability. Each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

         7.7 Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the letter of intent between the parties hereto in respect of the transactions contemplated herein.

         7.8  Brokers.  Each party  represents  that,  except  for  Arnhold & S.
Bleichroeder,   Inc.  (the  "Broker"),  no  broker,  finder,  agent  or  similar intermediary has acted on behalf of the Company or the Investor



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in connection with this Agreement or the transactions  contemplated hereby. Each party represents that, other than commissions or fees payable to the Broker (which commissions and fees shall be the sole responsibility of Continucare), there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the sale of the Securities.

         7.9 Publicity. The Company shall not issue any public release or announcement concerning this Agreement or the transactions contemplated hereby that identifies the Investor without the prior consent of the Investor, except as required by law (in which case, so far as possible, there shall be consultation between the parties prior to such announcement).

         7.10 Expenses. Each party shall bear its own expenses with respect to the transactions contemplated hereby; provided, that, the Company agrees to pay the reasonable attorneys fees of counsel to the Investor, up to a maximum amount of $10,000.

                                                    * * * * * *




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         IN WITNESS  WHEREOF,  the parties hereto have executed this  Investment and Registration Rights Agreement on the date first written above.

                                   CONTINUCARE CORPORATION



                                   By:/s/ Charles M. Fernandez
                                        Charles M. Fernandez
                                        President and Chief Executive Officer


                                   STRATEGIC INVESTMENTS
                                   PARTNERS, LTD.



                                   By:/s/ Michael C. Neus
                                      Attorney-in Fact










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